UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: August 24, 2005

(Date of earliest event reported: August 18, 2005)

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1904 (Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

On August 18, 2005, the registrant entered into a Change In Control Agreement with each of Fred J. Fowler, President and Chief Operating Officer, David L. Hauser, Group Vice President and Chief Financial Officer, Jimmy W. Mogg, Group Vice President and Chief Development Officer, and Ruth G. Shaw, President and Chief Executive Officer, Duke Power. The Change In Control Agreements are dated as of July 1, 2005 and have an initial term of two-years, after which time the agreements will automatically extend from the first day of each month for one additional month. The agreement may be terminated by the registrant or the executive effective at any time following the initial two-year term, with six months advance written notice. The Change In Control Agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a “Change in Control” by the registrant without “Cause” or by the executive for “Good Reason” (each such term as defined in the agreements) as follows: (1) a lump-sum cash payment equal to a pro-rata amount of the executive’s target bonus for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “Good Reason” (3) continued medical, dental and basic life insurance coverage for a two-year period following termination or, alternatively, a lump-sum cash payment equal to the aggregate cost of such coverage based on the premium costs of such coverage to former employees under COBRA, or the anticipated cost for such coverage for internal accounting purposes; (4) a lump-sum cash payment representing the present value of the amount the registrant would have allocated or contributed to the executive’s defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during such two year period; and (5) continued vesting of long-term incentive awards, including awards of stock options but excluding awards of restricted stock, held but not vested or exercisable on the termination date, in accordance with their terms for two years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their terms have not expired. If the executive would have become eligible for normal retirement at age sixty-five within the two-year period following termination, the two times multiple or two year period mentioned above will be reduced to the period from the termination date to the executive’s normal retirement date. Messrs. Fowler, Mogg and Hauser and Dr. Shaw are also entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred by them in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the Change In Control Agreement would have constituted a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), the executive would be entitled to elect to reduce such payments or benefits to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code. In the event Messrs. Fowler, Mogg and Hauser and Dr. Shaw become entitled to payments and benefits under the Change In Control Agreement, they would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions. “Change in Control” does not include (1) any transactions contemplated by the Agreement and Plan of Merger dated as of May 8, 2005 by and among the registrant, Cinergy Corp., Deer Holding Corp., Deer Acquisition Corp. and Cougar Acquisition Corp., as it may be amended, or (2) the disposition of all or substantially all of the assets of the Company or a complete liquidation or dissolution of the Company approved by the shareholders that in either case results from the separation of the registrant’s gas and electric businesses.

The foregoing description of the Change in Control Agreements is qualified in its entirety by reference to the Change in Control Agreements, the form of which is attached hereto as Exhibit 10.1 and is incorporated into this report by reference.

ITEM 1.02    Termination of a Material Definitive Agreement

On August 18, 2005, concurrent with the execution of the Change In Control Agreements described in Item 1.01 above, the registrant terminated the Change In Control Agreements, effective as of August 18, 1999, between the registrant and each of Messrs. Fowler, Hauser and Mogg and Dr. Shaw.

The terminated Change In Control Agreements for Mr. Fowler and Dr. Shaw provided for payments and benefits to the executive in the event of termination of employment for “good reason” by the executive or other than for “cause” by the registrant within a two-year period following a “change-in-control” (each such term as defined in the change-in-control agreements) as follows: (1) a lump-sum payment equal to the sum of the executive’s then-current base salary and target bonus for each year of the three-year period after termination, including a pro rata amount for any partial years in such period, plus a pro rata amount of the executive’s target bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount the registrant would have contributed or credited to the executive’s pension and savings accounts during the three years following the termination date; (3) continued medical, dental and basic life insurance coverage for a three-year period following the termination, or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding certain performance share awards, held but not vested or exercisable on the termination date, in accordance with their terms for three years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their terms have not expired. If the executive would have become eligible for normal retirement at age sixty-five within the three-year period following termination, the three-year period mentioned above will be reduced to the period from the termination date to the eligible executive’s normal retirement date. In the event that any of the payments or benefits provided for in the change-in-control agreement would have constituted a “parachute payment”

(as defined in Section 280G(b)(2) of the Internal Revenue Code), the executive would have been entitled to receive an additional payment such that, after the payment of all income and excise taxes, he or she would have been in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed.

The terminated Change In Control Agreements for Messrs. Mogg and Hauser provided for payments and benefits to the executive in the event of termination of employment for “good reason” by the executive or other than for “cause” by the registrant within a two-year period following a “change-in-control” (each such term as defined in the change-in-control agreements) in accordance with provisions identical to the terms of the terminated Change In Control Agreements for Mr. Fowler and Dr. Shaw described listed above, except that amounts that would have been paid or benefits that would have been received that would have been determined on the basis of a period of time would have been determined for a two-year period (rather than three-year period) following the termination date.

ITEM 9.01    Financial Statements And Exhibits.

(c)	Exhibits.

10.1      Form of Change in Control Agreement between Duke Energy Corporation and certain key executives dated as of July 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION By: /s/ Robert T. Lucas III —————————————— Robert T. Lucas III Assistant Secretary

Date: August 24, 2005

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